UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________
FORM 8-K
__________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2019
__________________________________________
Casella Waste Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
__________________________________________

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane,
Rutland,	Vermont	05701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CWST	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 17, 2019, the Board of Directors (“Board”) of Casella Waste Systems, Inc. (the “Company”) increased the size of the Board from nine to ten members and, on the recommendation of its Nominations and Governance Committee, appointed Michael L. Battles, age 51, as a Class II director to fill the vacancy. Pursuant to the Company’s Second Amended and Restated Certificate of Incorporation, which provides that the term of any director elected to fill a vacancy between annual meetings of stockholders will last until the next annual meeting and until such director’s successor has been duly elected and qualified, or until his earlier death, resignation or removal, Mr. Battles’ term will expire at the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). Accordingly, Mr. Battles will stand for election at the 2020 Annual Meeting. In connection with his election to the Board, Mr. Battles was appointed to the Board’s Audit Committee.
Michael L. Battles has served as Executive Vice President and Chief Financial Officer of Clean Harbors, Inc., a provider of environmental, energy and industrial services throughout North America. Mr. Battles joined Clean Harbors in September 2013 as Senior Vice President, Corporate Controller and Chief Accounting Officer and was appointed as Clean Harbors' Chief Financial Officer in January 2016. Mr. Battles previously served in a variety of senior financial positions at PerkinElmer Inc., a global leader in human and environmental health. Most recently, he was Vice President and Chief Financial Officer of PerkinElmer’s Human Health business, directing financial planning across each of the business units within Human Health. Prior to his role in Human Health, he served as Chief Accounting Officer for several years and Acting Chief Financial Officer during a one-year search period. Mr. Battles holds a BS in Business Administration with a concentration in Accounting from the University of Vermont and is a certified public accountant.
There are currently no agreements, arrangements or understandings between Mr. Battles and any other person pursuant to which Mr. Battles was appointed to serve as a member of the Board. There are currently no transactions in which Mr. Battles has an interest requiring disclosure under Item 404(a) of Regulation S-K as promulgated under the Securities Exchange Act of 1934, as amended.
In connection with his appointment to the Board, Mr. Battles received a grant of shares of restricted Class A common stock of the Company having a value of approximately $50,000 on December 17, 2019. The restricted stock grant will vest in three equal annual installments beginning on December 17, 2020, provided that Mr. Battles continues to serve on the Board at the time of vesting. During his service as a non-employee director and following each annual meeting of stockholders, Mr. Battles will also be entitled to an additional annual restricted stock unit award that vests in full on the first anniversary of the date of grant.
As a non-employee director, Mr. Battles will also be entitled to a pro-rated portion of the applicable board and committee retainer fees under the Company’s non-employee director compensation guidelines, based upon his service prior to the end of the fiscal year ending December 31, 2019. Mr. Battles shall thereafter receive fees for services as a Board and committee member pursuant to the Company’s non-employee director compensation guidelines, as updated from time to time by the Board. Mr. Battles will also be entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending Board meetings and meetings of committees on which he serves.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: December 19, 2019	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer

3